As filed with the Securities and Exchange Commission on December 13, 1999


FILE NO.                                       COMMISSION FILE NUMBER:33-24108D


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT


                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------


                   PROFESSIONAL WRESTLING ALLIANCE CORPORATION
                   -------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  87-045382
           --------                                  ---------
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation or organization)


             5353 NOBLE AVENUE, VAN NUYS, CALIFORNIA    91411
             ---------------------------------------    -----
            (Address of principal executive offices) (Zip code)


        2000 BENEFIT PLAN OF PROFESSIONAL WRESTLING ALLIANCE CORPORATION
        ----------------------------------------------------------------
                            (Full title of the plan)


       THE CORPORATION TRUST CO.,1209 ORANGE ST.WILMINGTON,DELEWARE 19801
       ------------------------------------------------------------------
            (Name, address, including zip code, of agent for service)


TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (302 658-7581

                                          CALCULATION OF REGISTRATION FEE

Title of Securities to be   Amounts to       Proposed Maximum      Proposed Maximum       Amount of
Registered                  be               Offering Price Per    Aggregate Offering     Registration

                             REGISTERED          SHARE(1)              Price                  Fee
-------------------------   -------------    ------------------    ------------------     -------------
Common Stock, $0.001 par    10,000,000        $1.187                $11,870,000           $3,299.86
value
========================= ================ ====================   ===================     =============

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of December 7,1999, a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                    Page 1 of 7 consecutively  numbered pages.
                                    Exhibit Index appears on consecutive page 7.

        2000 BENEFIT PLAN OF PROFESSIONAL WRESTLING ALLIANCE CORPORATION
                  CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

REGISTRATION STATEMENT ITEM NUMBERS AND HEADINGS        PROSPECTUS HEADING
------------------------------------------------        ------------------
1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Professional Wrestling Alliance Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended December 31, 1998.

         3. The description and specimen certificate of the Common Stock contained in the Company's Form S-18 Registration Statement filed on December 6,1988 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's initial Form S-18 Registration Statement filed with the Commission on December 6, 1988, and is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company's Articles of Incorporation, specifically Article Five, however, eliminates the personal liability of the officers and directors to shareholders or the corporation for money damages to shareholders or the Corporation except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto (the unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Deleware Corporation Law Section 145 provides that a corporation may limit or eliminate officers' and directors' personal liability for good faith acts believed to be in the best interests of the Corporation and with respect to criminal acts where the director had no reasonable cause to believe his actions were unlawful.

          Article VIII of the Company's Bylaws provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the fullest extent allowed by the laws of the State of Delaware.

         In actions, proceedings and suits involving an officer or director because of their being or having been an officer or director, other than actions by or in the right of the corporation, Deleware Corporation Laws Section 145 (the "Delaware Statute") permits a corporation to indemnify directors or officers against actual and reasonable expenses, including attorney fees, judgments, fines and amounts paid in settlement. The Delaware Statute applies to actions, proceedings or suits whether civil, criminal, administrative or arbitrative in nature. However, unless a court directs otherwise, indemnification  is  permissible  only if the  officer  or  director  meets  the applicable standard of conduct and indemnification is proper under the circumstances. In civil cases, the standard of conduct requires the officer or director to act in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company. In criminal cases, an officer or director meets the standard of conduct if they had no reasonable cause to believe his or her conduct was unlawful. The board of directors acting through a quorum of disinterested directors, independent legal counsel designated by the board of directors, or the shareholders shall determine whether indemnification is proper under the circumstances. Termination of proceedings by judgment, order, settlement, conviction or plea of no contest or its equivalent, does not of itself establish a presumption that the officer or director did not meet the applicable standard of conduct.

         In actions by or in the right of the Company, the Company may indemnify an officer or director against expenses provided he or she satisfies the applicable standard of conduct. However, the Company cannot indemnify an officer or director adjudged liable to the corporation on any claim, issue or matter unless, and to the extent, the court determines that despite the adjudication of liability, and in light of all the circumstances, the officer or director is fairly and reasonably entitled to indemnity for expenses.

         In all proceedings, whether by or in the right of the Company or otherwise, the Delaware Statute requires indemnification to the extent the officer or director is successful on the merits or otherwise in defense of the proceeding or in defense of any claim, issue or matter therein. A Delaware corporation may provide, either in its articles, bylaws or agreements, that the corporation shall pay the expenses on behalf of a director or officer prior to the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay those advancements if it is ultimately determined that the officer or director is not entitled to indemnification. The Delaware Statute does not exclude other indemnification rights to which a director or officer may be entitled under the articles of incorporation, the bylaws, an agreement, a vote of shareholders or disinterested directors, or otherwise; provided that those rights would not indemnify an officer or director against a judgment or other final adjudication adverse to the officer or director that establishes the officer's or director's acts or omissions involved intentional misconduct, fraud or known violation of the law and were material to the cause of action.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to Deleware Corporation Laws Section 145, Article VIII of the Company's Bylaws, and Article Five of the Company's Articles of Incorporation.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         No restricted securities are being reoffered or resold pursuant to this registration statement.

ITEM 8. EXHIBITS.

         The exhibits attached to this Registration  Statement are listed in the
Exhibit Index, which is found on page 7.

ITEM 9.  UNDERTAKINGS

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on December 8, 1999

                   Professional Wrestling Alliance Corporation

                                                    BY   /s/
                                                       ------------------------
                                                    Leland Stringer as President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland Stringer with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                        TITLE                    DATE



  /s/
---------------         President, CEO and Director      December 8, 1999
Leland Stringer


  /s/
---------------         Vice-President and Director      December 8, 1999
Barry Vichnick


  /s/
---------------         Secretary and Director           December 8, 1999
Pamela Nissen


  /s/
---------------         Director                         December 8, 1999
Allen Nelson

As filed with the Securities and Exchange Commission on December 13, 1999

File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                   Professional Wrestling Alliance Corporation
                            (A Delaware corporation)

                                INDEX TO EXHIBITS

                                                                  Sequentially
Exhibits  Sec Ref. No.   Description of Exhibit                  Numbered Pages

A              4         2000 Benefit Plan of the Company                 9

B           5, 23(b)     Opinion and consent of Counsel                  14
                         with respect to the legality of
                         the issuance of securities being
                         issued


C            23 (b)      Consent of Accountant                           16

D            99          Section 10 (A) Prospectus                       17